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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 2, 2011 (November 28, 2011)

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2011, E. Hunter Harrison informed Dynegy Inc. (“Dynegy”) that he will resign as Dynegy’s Chairman of the Board and as a member of the Board of Directors (the “Board”), effective December 16, 2011.  In connection with Mr. Harrison’s resignation, the Board appointed Thomas W. Elward, an independent director, as non-executive Chairman of the Board, effective December 16, 2011.

Item 7.01           Regulation FD Disclosure.

On December 2, 2011 Dynegy issued a press release announcing the appointment of Mr. Elward as non-executive Chairman of the Board, which is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference.

Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the information contained in the press release furnished as an exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.  In addition, the press release contains statements intended as “forward-looking statements,” which are subject to the cautionary statements about forward-looking statements set forth in such press release.

Item 9.01           Financial Statements and Exhibits.

(d)   Exhibits:

Exhibit No.	Document

99.1	Dynegy Inc. press release dated December 2, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: December 2, 2011	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Document

99.1	Dynegy Inc. press release dated December 2, 2011.